POWER OF ATTORNEY

      Each Director of PSEG Energy Holdings Inc. whose signature appears below hereby appoints Derek M. DiRisio the agent for service named in this Registration Statement, and James T. Foran, Esq. as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement.

            Signature                    Title                      Date
            ---------                    ----                       ----


      /s/ ROBERT E. BUSCH               Director              September 28, 2001
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        Robert E. Busch


        /s/ FRANK CASSIDY               Director              September 28, 2001
----------------------------
          Frank Cassidy


  /s/ ROBERT J. DOUGHERTY, JR.          Director              September 28, 2001
----------------------------
    Robert J. Dougherty, Jr.


      /s/ E. JAMES FERLAND              Director              September 28, 2001
----------------------------
        E. James Ferland


      /s/ THOMAS M. O'FLYNN             Director              September 28, 2001
----------------------------
        Thomas M. O'Flynn


      /s/ R. EDWIN SELOVER              Director              September 28, 2001
----------------------------
        R. Edwin Selover